3rd AMENDMENT TO PARTICIPATION AGREEMENT

Pruco Life Insurance Company, Variable Insurance Products Fund, Variable Insurance Products Fund II, Variable Insurance Products Fund III, Variable Insurance Products Fund IV, Variable Insurance Products Fund V and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated May 30, 2013, as amended, by doing the following:

1.	Schedule A. Schedule A of the Agreement is hereby amended to add the listed Separate Account, Contract and Portfolios.

2.	Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of October, 2019.

PRUCO LIFE INSURANCE COMPANY

By:    /s/ Timothy S. Cronin
Name:    Timothy S. Cronin
Title:    Vice President
Date: 10-1-2019

VARIABLE INSURANCE PRODUCTS FUND
VARIABLE INSURANCE PRODUCTS FUND II
VARIABLE INSURANCE PRODUCTS FUND III
VARIABLE INSURANCE PRODUCTS FUND IV
VARIABLE INSURANCE PRODUCTS FUND V

By: /s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory
Date: 10/2/2019 08:34:05 AM EDT

FIDELITY DISTRIBUTORS CORPORATION

By:    /s/ Bob Bachman
Name: Bob Bachman
Title: EVP

Date: 10/2/2019 10:42:17 AM EDT

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS AND PORTFOLIOS

Name of Separate Account and
Date Established by Board of Directors

Pruco Life Flexible Premium Variable Annuity Account (June 16, 1995)

Name of Contract Funded by
Separate Account and Form Number

Individual Flexible Premium Deferred Variable Annuity Contract (ICC 19-P-VA/IND (6/19))

Portfolios

Name	Cusip
Fidelity® Variable Insurance Products Balanced Portfolio - Initial Class	315802504
Fidelity® Variable Insurance Products Consumer Discretionary Portfolio – Initial Class	315917864
Fidelity® Variable Insurance Products Contrafund℠ Portfolio – Initial Class	922175500
Fidelity® Variable Insurance Products Disciplined Small Cap Portfolio – Initial Class	922175757
Fidelity® Variable Insurance Products Emerging Markets Portfolio - Initial Class	922177324
Fidelity® Variable Insurance Products Financial Services Portfolio – Initial Class	315917849
Fidelity® Variable Insurance Products Floating Rate High Income Portfolio – Initial Class	922174388
Fidelity® Variable Insurance Products Growth Opportunities Portfolio – Initial Class	315802207
Fidelity® Variable Insurance Products Growth Portfolio – Initial Class	922174404
Fidelity® Variable Insurance Products Health Care Portfolio – Initial Class	315917831
Fidelity® Variable Insurance Products High Income Portfolio – Initial Class	922174206
Fidelity® Variable Insurance Products Industrials Portfolio – Initial Class	315917856
Fidelity® Variable Insurance Products International Capital Appreciation Portfolio – Initial Class	922177845
Fidelity® Variable Insurance Products Investment Grade Bond Portfolio – Initial Class	922175104
Fidelity® Variable Insurance Products Mid Cap Portfolio – Initial Class	922176409
Fidelity® Variable Insurance Products Strategic Income Portfolio – Initial Class	922177852
Fidelity® Variable Insurance Products Technology Portfolio – Initial Class	315917815
Fidelity® Variable Insurance Products Utilities Portfolio – Initial Class	315917799